EXHIBIT 99.4

Certification of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350), furnished under Exhibit 32 of Item 601 of Regulation S-K

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer CNET Networks, Inc. (CNET) hereby certifies that:

1.	the Quarterly Report on Form 10-Q of CNET for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on August 5, 2003 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CNET.

Dated: August 5, 2003 BY: /S/ Douglas N. Woodrum —————————————— Douglas N. Woodrum Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of CNET, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CNET and will be retained by CNET and furnished to the Securities and Exchange Commission or its staff upon request.